EXHIBIT 10.15

                              ADDENDUM (AMMENDMENT)

On January 10, 2000 an Employment Agreement (the "Employment Agreement") by and between MegaMedia Networks, Inc., (the "Company") and David A. Gust, (the "Executive") was executed.

                                     RECITAL

Whereas the parties for good and sufficient business reasons have agreed to modify this Employment Agreement beginning on the 9th day of June, 2000 and whereas Section 3 (Duties), Section 4 (Compensation, Stock Options and Benefits), Section 7 (Non-competition) and Exhibit E (Description of Business) contain the subject matter to be modified, it is Hereby agreed by and between the Company and the Executive to modify these Sections of the agreement as follows:

1.       The following shall modify, replace and supercede Section 3:

               Duties. During the term of this Agreement, subject to the direction of the Board of Directors of the Company, the Executive will serve in the capacities set forth in Section 1 hereof. The Executive shall use his best efforts, skills and abilities to promote the interests of the Company and to diligently and competently perform his duties. Executive may independently have business dealings with and interest in not more than two (2) other companies, including public companies, philanthropic, charitable or civic entities, as long as participation in such endeavors does not materially interfere with the performance of the Executive's duties hereunder.

2.       Section 4 shall be temporarily modified as follows:

          a. For a seventeen-week period beginning on Saturday June 9, 2000 to Friday October 6, 2000 (Deferral Term) the Executive's pro-rata payment of annual salary shall be reduced by twenty-five percentum (25%). The total of this deferred amount shall not exceed $15,528.85 calculated as: $190,000 salary/ 52 weeks annually =$3,653.85 * 17 weeks = $62,115.38 * 25% = $15,528.85.
               Such reduction shall be taken as $913.46 per week for the Deferral Term.

          b. At the end of the Deferral Term the provisions of Section 4. will revert to those of the original Employment Agreement and the Company will compensate the Executive for the aforesaid monetary reduction of wages during the Deferral Term in one of two methods selected at the Executive's discretion as follows:

                    i. Payment of the deferred amount to the Executive over the subsequent seventeen-week period increasing Executive salary payments by $913.46 per week for this period of time; or

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                    ii.  Payment of the deferred amount by issuing shares of
                         Company common stock in the exact amount of the deferred salary at a unit price of $1.00 per share.

3.       The following shall modify, replace and supercede Section 7:

                Non-Competition: The Executive acknowledges that his services to be rendered hereunder are of a special and unusual character and have a unique value to the Company, the loss of which cannot be adequately compensated by damages in any court of law. In view of the unique value to the Company of the services of the Executive, the Executive hereby covenants and agrees that so long as he remains employed by the Company (whether under this agreement or any other written or oral agreement or arrangement) and for a period of up to one (1) year after the termination or expiration of any such employment for any reason specified in
                Section 9 Paragraph C, the Executive shall not directly or indirectly engage in or have an active interest in, anywhere in the world, alone or in association with others, as principal, officer, agent, executive, consultant, independent contractor, director, partner or stockholder, or through the investment of capital, lending of money or property, rendering of services, or otherwise, any business directly competitive with the business engaged in by the Company, the Executive hereby acknowledging that the Company conducts business and distributes its products, or contemplates conducting business and distributing its product(s), on a worldwide basis; provided, however, that this
                Section 7 shall not prevent the Executive from acquiring, solely as investment and through market purchases, up to ten percent (10%) of the securities of any issuer that are registered under
                Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System. The business in which the Company is engaged and from which the Executive shall refrain from engaging in following the termination of his employment shall be specified in Exhibit E to this Agreement. The description of the Company's business shall be revised as often as necessary, (but not less than every six (6) months) to reflect the scope and nature of the Company's business from time to time, and such revisions to Exhibit E shall be the responsibility of the Executive and of the Chief Executive Officer of the Company, as approved by the Board of Directors. So long as Executive remains employed by the Company (whether under this Agreement or any other written or oral agreement or arrangement) and for a period of one (1) year after the termination or expiration of any such employment for any reason, the Executive shall not, and shall not permit, cause or authorize any of his executives, agents or others under his control to, directly or indirectly, on behalf of himself or any other person, to recruit or otherwise solicit or induce any person who is an executive of; or otherwise engaged by, the Company or any successor to the business of the company or any affiliate of the Company to terminate his or her employment or other relationship with the Company or such successor or affiliate. The Executive shall not at any time, directly or indirectly, use or purport to

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                authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company or any affiliate in connection with any product or service, whether or not such use would be in a business competitive with that of the Company. This Restrictive Covenant on the part of the Executive is given and made by the Executive to induce MegaMedia to employ the Executive and to enter into this Employment Agreement with the Executive, and the Executive hereby acknowledges the sufficiency of the consideration for this Restrictive Covenant.

                This Restrictive Covenant is not executory or otherwise subject to rejection under the Bankruptcy Code. This Restrictive Covenant is a reasonable an necessary restraint of trade and does not violate the Sherman Antitrust Act, the Florida Antitrust Act, or the common law; it is supported by valid business interests, including the protection of MegaMedia trade secrets and confidential business information and the protection of MegaMedia's relationships with its customers and prospective customers, and the one (1) year restriction is essential to the full protection of those valid business interests. If any portion of this Restrictive Covenant is held by a court of competent jurisdiction to be unreasonable, arbitrary, or against public policy for any reason, this Restrictive Covenant shall be considered divisible as to line of business, time, and geographic area; if a court of competent jurisdiction should determine the specified lines of business, the specified period, or the specified geographic area to be unreasonable, arbitrary, or against public policy for any reason, a narrower line of business, a lesser period, or a smaller geographic area that is determined to be reasonable, non-arbitrary, and not against public policy for any reason, may be enforced by MegaMedia against the Executive.

4.       The following shall modify, replace and supercede EXHIBIT E:

                             DESCRIPTION OF BUSINESS
                                    EXHIBIT E

                MegaMedia Networks, Inc. is a male-oriented Internet entertainment portal intending to deliver content and merchandising similar to Maxim magazine with streaming media and internet enabled interactivity. MegaMedia Networks markets and distributes entertainment content to male consumers on a pay per view, subscription, membership, or free basis. The firm generates revenue through advertising sales, affiliate marketing programs, and membership fees.

                MegaMedia Networks engages in several critical areas of activity including: content acquisition through purchase, partnerships, licensing and original content production; encoding of content into such form as may be transmitted through electronic or wireless distribution networks; organization, development and presentation of a compelling consumer-oriented site or sites incorporating marketing, advertising, and sales targeted to male consumer

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                preferences and site hosting, serving and distribution through global digital transmission networks.

5. The parties agree that the terms and obligations herein constitute good and sufficient consideration for the execution of this agreement and each acknowledges that they have given and received full and sufficient compensation.

6. There are no intentions by either of the parties to alter any other portion of the January 10th, 2000 Employment Agreement and every other provision of said agreement remains in full force and effect and binding on the parties.

7. This Amendment Agreement is intended to conform with Section 22 B of the January 10th, 2000 Employment Agreement, that Employment Agreement in every other respect is intended to be binding upon the signatories and no other modification or alteration of the terms is to be implied.




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Witness                         Executive - David A. Gust       Date



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Witness                         MegaMedia Networks, Inc.        Date
                                William A. Mobley, Jr.
                                Chairman